Exhibit 99.1

Eldad Eilam, CEO
25TH ANNUAL ROTH CONFERENCE
Property of hopTo Inc

“Redefining mobile productivity”
content innovative fluid fast mobile intuitive user-centric
Property of hopTo Inc

Property of hopTo Inc
THE POST-PC ERA
750 million Android devices sold 500 million iOS devices sold

Property of hopTo Inc
THE APP STORE IS BIG BUSINESS!
• $1B in developer
App Store payouts
in one month
• The App Store is
an industry

Property of hopTo Inc
PRODUCTIVITY APPS ARE BIG BUSINESS
• Productivity apps are
prominent in top-grossing
iPad app list
• But are immature and
limited

Property of hopTo Inc
DOCUMENT COMPATIBILITY A MAJOR ISSUE
Original slide as designed on PowerPoint

Property of hopTo Inc
DOCUMENT COMPATIBILITY A MAJOR ISSUE
The same slide, opened on an iPad productivity app

Property of hopTo Inc
THE ALTERNATIVE: LEVERAGE EXISTING PLATFORMS

THE PROBLEM WITH EXISTING PLATFORMS
• Every available mobile-to-PC
product relies on some form
of screen-scraping
• The screen is delivered as-is
from the PC offering the user
an extremely poor user
experience
• The PC was designed for
large screens, a mouse and
a keyboard

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THE PROBLEM WITH EXISTING PLATFORMS

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Brand-new Solutions
APPROACHES TO MOBILE PRODUCTIVITY
Mobile-to-PC: Leverage existing platforms
• Local execution, ideal performance
• Modern, touch-friendly UI
• Limited functionality
• Compatibility issues
• Perfect compatibility
• PC-equivalent feature-set
• Poor, non-touch friendly UI
• Remote execution, less responsive

Property of hopTo Inc
WHAT IS HOPTO?

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DEMO!

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GO-TO-MARKET STRATEGY
CONSUMER AND THE ENTERPRISE

Property of hopTo Inc
GO-TO-MARKET STRATEGY
Personal*
• Freemium Model
• Single user account
• Home PC/Mac
• Cloud storage support
• Office Apps (PC)
Consumer
On Demand*
• Pay per User
• Enterprise management
• Unlimited apps onpremise
• Cloud storage support
• Mobile/Desktop clients
• SaaS solution for
businesses
On Premise*
• Managed by customer
• On-Premise deployment
• Traditional revenue
model
• Enterprise Management
• Unlimited apps onpremise
• Cloud storage support
• Mobile/Desktop clients
Business -> Enterprise
* Subject to change

Property of hopTo Inc
STRONG PARTNER ECOSYSTEM
Cloud
today future*
* in planning
Enterprise
OEM
today future*

Property of hopTo Inc
ROADMAP (TENTATIVE)
2013 2014
Q1 Q3 Q1 Q3
Public BETA hopTo 1.0 hopTo 2.0
hopTo Business

Property of hopTo Inc
IP PROTECTION
• In the past year, hopTo has invested
significant resources in intellectual
property
- A strong strategic IP plan, with
the assistance of ipCapital
Group
- We’ve filed over 80 new patents
• Nearly all of them were designed to
protect the various innovations
embedded in our new hopTo product
line
COMPANY
PATENTS LAST
YEAR
hopTo
VMware
Citrix
99
90
75

Property of hopTo Inc
SUMMARY
• hopTo is a truly disruptive mobile-to-PC solution:
- Superior user experience
- Superior price performance
• hopTo in combination with the rapidly growing
mobile market will provide fantastic opportunities:
- hopTo for Consumers, SMB and the Enterprise

Property of hopTo Inc
Q&A

Property of hopTo Inc
THANK YOU!